Exhibit 99.1

FOR RELEASE	Contact:
	(Analysts) Kevin Kalicak	(407) 245-5870
	(Media) Rich Jeffers	(407) 245-4189

DARDEN RESTAURANTS REPORTS FISCAL 2017 SECOND QUARTER RESULTS AND
REAFFIRMS EARNINGS OUTLOOK FOR THE FULL FISCAL YEAR

ORLANDO (December 20, 2016) - Darden Restaurants, Inc., (NYSE:DRI) today reported its financial results for the second quarter ended November 27, 2016.

Second Quarter 2017 Financial Highlights Versus Same Fiscal Quarter Last Year

•	Total sales from continuing operations increased 2.1% to $1.64 billion

•	Reported diluted net earnings per share from continuing operations increased 178.3% to $0.64 and increased 18.5% from last year's adjusted diluted net earnings per share*

•	The Company repurchased approximately $19 million of its outstanding common stock during the quarter

•	Same-restaurant sales increased 1.7% for the quarter

+2.6% for Olive Garden	+1.2% for The Capital Grille	+0.7% for Yard House
+0.1% for LongHorn Steakhouse	+2.7% for Eddie V’s	-0.3% for Seasons 52
+2.6% for Bahama Breeze
* See the "Non-GAAP Information" below for more details

“We had another strong quarter with same-restaurant sales growth significantly outperforming the casual dining industry benchmarks, especially at Olive Garden,” said CEO Gene Lee.  “We remain laser-focused on our operating philosophy rooted in food, service and atmosphere, and creating memorable experiences for our guests."

Segment Performance Versus Same Fiscal Period Last Year
Segment profit represents sales, less costs for food and beverage, restaurant labor, restaurant expenses and marketing expenses. Segment profit for fiscal 2017 includes the impact of additional rent and other tax expense related to the completion of our real estate strategy, primarily impacting Olive Garden and LongHorn Steakhouse.

	Q2 Sales			Q2 Segment Profit			Real Estate Impact* $
($ in millions)	2017	2016	% Change	2017	2016	% Change
Consolidated Darden	$1,642.5	$1,608.8	2.1%
Olive Garden	$915.0	$892.3	2.5%	$153.5	$157.1	(2.3)%	(15.8)
LongHorn Steakhouse	$365.0	$365.1	—%	$52.4	$54.8	(4.4)%	(4.4)
Fine Dining	$128.6	$123.3	4.3%	$23.4	$22.4	4.5%	(0.1)
Other Business	$233.9	$228.1	2.5%	$34.6	$32.3	7.1%	(1.2)

	YTD Sales			YTD Segment Profit			Real Estate Impact* $
($ in millions)	2017	2016	% Change	2017	2016	% Change
Consolidated Darden	$3,356.9	$3,295.8	1.9%
Olive Garden	$1,876.2	$1,836.9	2.1%	$339.8	$349.1	(2.7)%	(37.8)
LongHorn Steakhouse	$751.3	$748.9	0.3%	$112.5	$111.9	0.5%	(10.2)
Fine Dining	$242.8	$236.5	2.7%	$40.2	$40.2	—%	(0.2)
Other Business	$486.6	$473.5	2.8%	$79.4	$76.1	4.3%	(2.7)
*Represents the incremental impact to segment profit of the fiscal 2016 real estate transactions, primarily rent expense.

U.S. Same-Restaurant Sales Results - Fiscal Calendar Basis

Olive Garden	September	October	November	Q2	YTD
Same-Restaurant Sales	1.5%	4.5%	2.1%	2.6%	2.3%
Same-Restaurant Traffic	(0.7)%	1.7%	(0.9)%	0.0%	(0.5)%
Pricing	1.8%	1.1%	1.1%	1.4%	1.6%
Menu-mix	0.4%	1.7%	1.9%	1.2%	1.2%

LongHorn Steakhouse	September	October	November	Q2	YTD
Same-Restaurant Sales	(0.6)%	1.1%	(0.4)%	0.1%	0.4%
Same-Restaurant Traffic	(1.1)%	(1.3)%	(1.0)%	(1.1)%	(1.2)%
Pricing	1.6%	1.4%	1.4%	1.5%	1.7%
Menu-mix	(1.1)%	1.0%	(0.8)%	(0.3)%	(0.1)%

Share Repurchase Program
During the quarter, the Company repurchased approximately 0.3 million shares of its common stock for a total cost of approximately $19 million. There is now approximately $485 million remaining under the current repurchase authorization.

Fiscal 2017 Financial Outlook

The Company reaffirmed its outlook for diluted net earnings per share of $3.87 to $3.97 and same-restaurant sales of approximately 1.0% to 2.0%.

Investor Conference Call
The Company will host a conference call and slide presentation on Tuesday, December 20 at 8:30 am ET to review its recent financial performance. To listen to the call live, please go to https://www.webcaster4.com/Webcast/Page/1007/18745 at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot access the Internet, please dial 1-888-989-8179 and enter passcode 2566158. For those who cannot listen to the live broadcast, a replay will be available shortly after the call. In addition, at the conclusion of the call, we will post the slide presentation from the call on the Investor Relations section of our website at: www.darden.com that provides more context on our second quarter fiscal 2017 results.

Darden Restaurants, Inc., (NYSE: DRI) owns and operates more than 1,500 restaurants that generate $7.0 billion in annual sales. Headquartered in Orlando, Florida, and employing 150,000 people, Darden is recognized for a culture that rewards caring for and responding to people. Our restaurant brands - Olive Garden, LongHorn Steakhouse, Bahama Breeze, Seasons 52, The Capital Grille, Eddie V’s and Yard House - reflect the rich diversity of those who dine with us. Our brands are built on deep insights into what our guests want. For more information, please visit www.darden.com.

Information about Forward-Looking Statements
Forward-looking statements in this communication regarding our expected earnings performance and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements speak only as of the date on which such statements are first made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. We wish to caution investors not to place undue reliance on any such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden's Form 10-K, Form 10-Q and Form 8-K reports. These risks and uncertainties include:

Technology failures including failure to maintain a secure cyber network, food safety and food-borne illness concerns, litigation, unfavorable publicity, risks relating to public policy changes and federal, state and local regulation of our business, labor and insurance costs, failure to execute a business continuity plan following a disaster, health concerns including food-related pandemics or virus outbreaks, intense competition, failure to drive profitable sales growth, our plans to expand our smaller brands Bahama Breeze, Seasons 52 and Eddie V's, a lack of availability of suitable locations for new restaurants, higher-than-anticipated costs to open, close, relocate or remodel restaurants, a failure to execute innovative marketing tactics, a failure to develop and recruit effective leaders, a failure to address cost pressures, shortages or interruptions in the delivery of food and other products and services, adverse weather conditions and natural disasters, volatility in the market value of derivatives, economic factors specific to the restaurant industry and general macroeconomic factors including interest rates, disruptions in the financial markets, risks of doing business with franchisees and vendors in foreign markets, failure to protect our intellectual property, impairment in the carrying value of our goodwill or other intangible assets, failure of our internal controls over financial reporting, an inability or failure to manage the accelerated impact of social media and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

Non-GAAP Information
The information in this press release includes financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as adjusted diluted net earnings per share from continuing operations. The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. The Company believes that the presentation of certain non-GAAP measures provides useful supplemental information that is essential to a proper understanding of the operating results of the Company’s businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP measures are included in this release.

Fiscal Q2 Reported to Adjusted Earnings Reconciliation
	Q2 2017				Q2 2016
$'s in millions, except EPS	Earnings Before Income Tax	Income Tax Expense (Benefit)	Net Earnings	Diluted Net Earnings Per Share	Earnings Before Income Tax	Income Tax Expense (Benefit)	Net Earnings	Diluted Net Earnings Per Share
Reported Earnings from Continuing Operations	$107.0	$27.3	$79.7	$0.64	$24.4	$(5.7)	$30.1	$0.23
% Change vs Prior Year				178.3%
Adjustments:
Debt retirement costs	—	—	—	—	35.6	13.6	22.0	0.17
Real estate plan implementation	—	—	—	—	31.0	9.6	21.4	0.16
Strategic action plan and other costs	—	—	—	—	—	3.0	(3.0)	(0.02)
Adjusted Earnings from Continuing Operations	$107.0	$27.3	$79.7	$0.64	$91.0	$20.5	$70.5	$0.54
% Change vs Prior Year				18.5%

DARDEN RESTAURANTS, INC.
NUMBER OF COMPANY-OWNED RESTAURANTS

	11/27/16	11/29/15
Olive Garden[1]	842	844
LongHorn Steakhouse	485	479
Yard House	65	62
The Capital Grille	56	54
Bahama Breeze	36	37
Seasons 52	40	42
Eddie V's	17	16
Darden Continuing Operations	1,541	1,534
[1]Includes six locations in Canada for all periods presented.

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DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	11/27/2016	11/29/2015	11/27/2016	11/29/2015
Sales	$1,642.5	$1,608.8	$3,356.9	$3,295.8
Costs and expenses:
Food and beverage	478.1	482.1	971.3	984.9
Restaurant labor	538.1	523.8	1,083.9	1,059.8
Restaurant expenses	305.3	278.0	609.0	549.9
Marketing expenses	57.1	58.3	120.8	123.9
General and administrative expenses	79.5	101.9	167.2	199.0
Depreciation and amortization	67.8	75.3	134.6	156.4
Impairments and disposal of assets, net	0.1	7.7	(7.7)	6.0
Total operating costs and expenses	$1,526.0	$1,527.1	$3,079.1	$3,079.9
Operating income	116.5	81.7	277.8	215.9
Interest, net	9.5	57.3	19.4	79.7
Earnings before income taxes	107.0	24.4	258.4	136.2
Income tax expense (benefit)	27.3	(5.7)	67.6	25.1
Earnings from continuing operations	$79.7	$30.1	$190.8	$111.1
Earnings (loss) from discontinued operations, net of tax expense (benefit) of $(0.6), $0.2, $(1.3) and $3.2, respectively	(0.2)	13.1	(1.1)	18.5
Net earnings	$79.5	$43.2	$189.7	$129.6

Basic net earnings per share:
Earnings from continuing operations	$0.65	$0.23	$1.54	$0.87
Earnings (loss) from discontinued operations	—	0.11	(0.01)	0.14
Net earnings	$0.65	$0.34	$1.53	$1.01
Diluted net earnings per share:
Earnings from continuing operations	$0.64	$0.23	$1.52	$0.86
Earnings (loss) from discontinued operations	—	0.10	(0.01)	0.14
Net earnings	$0.64	$0.33	$1.51	$1.00
Average number of common shares outstanding:
Basic	123.1	128.1	124.0	127.7
Diluted	124.9	129.9	125.8	129.7

DARDEN RESTAURANTS, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)

	11/27/2016	5/29/2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$116.8	$274.8
Receivables, net	69.8	64.0
Inventories	183.6	175.4
Prepaid income taxes	44.6	46.1
Prepaid expenses and other current assets	82.2	76.4
Deferred income taxes	173.1	163.3
Assets held for sale	13.3	20.3
Total current assets	$683.4	$820.3
Land, buildings and equipment, net	2,056.9	2,041.6
Goodwill	872.3	872.3
Trademarks	575.2	574.6
Other assets	274.1	273.8
Total assets	$4,461.9	$4,582.6
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$249.6	$241.9
Accrued payroll	109.0	135.1
Other accrued taxes	48.9	49.1
Unearned revenues	336.2	360.4
Other current liabilities	407.6	400.6
Total current liabilities	$1,151.3	$1,187.1
Long-term debt, less current portion	440.5	440.0
Deferred income taxes	260.8	255.2
Deferred rent	266.1	249.7
Other liabilities	489.8	498.6
Total liabilities	$2,608.5	$2,630.6
Stockholders’ equity:
Common stock and surplus	$1,522.9	$1,502.6
Retained earnings	424.4	547.5
Treasury stock	(7.8)	(7.8)
Accumulated other comprehensive income (loss)	(83.3)	(87.0)
Unearned compensation	(2.8)	(3.3)
Total stockholders’ equity	$1,853.4	$1,952.0
Total liabilities and stockholders’ equity	$4,461.9	$4,582.6

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended
	11/27/2016	11/29/2015
Cash flows—operating activities
Net earnings	$189.7	$129.6
(Earnings) losses from discontinued operations, net of tax	1.1	(18.5)
Adjustments to reconcile net earnings from continuing operations to cash flows:
Depreciation and amortization	134.6	156.4
Stock-based compensation expense	18.0	17.3
Change in current assets and liabilities and other, net	(49.1)	(94.2)
Net cash provided by operating activities of continuing operations	$294.3	$190.6
Cash flows—investing activities
Purchases of land, buildings and equipment	(135.3)	(122.2)
Proceeds from disposal of land, buildings and equipment	6.9	311.4
Purchases of capitalized software and changes in other assets, net	(12.3)	(9.7)
Net cash provided by (used in) investing activities of continuing operations	$(140.7)	$179.5
Cash flows—financing activities
Proceeds from issuance of common stock	46.0	62.1
Income tax benefits credited to equity	8.3	12.0
Special cash distribution from Four Corners Property Trust	—	315.0
Dividends paid	(139.5)	(140.6)
Repurchases of common stock	(214.7)	(0.4)
ESOP note receivable repayment	0.5	0.4
Repayment of long-term debt	—	(270.0)
Principal payments on capital and financing leases	(1.8)	(1.6)
Net cash used in financing activities of continuing operations	$(301.2)	$(23.1)
Cash flows—discontinued operations
Net cash used in operating activities of discontinued operations	(10.4)	(31.6)
Net cash provided by investing activities of discontinued operations	—	6.3
Net cash used in discontinued operations	$(10.4)	$(25.3)

Increase (decrease) in cash and cash equivalents	(158.0)	321.7
Cash and cash equivalents - beginning of period	274.8	535.9
Cash and cash equivalents - end of period	$116.8	$857.6